UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2016

CTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)

1142 W. Beardsley Ave.
Elkhart, Indiana	46514
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (574) 523-3800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act ( 17 CFR 240. l 4d2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 23, 2016, CTS Corporation requested and received a $100 million increase in the aggregate revolving credit commitments under its credit agreement. The request was executed in accordance with section 1.15 of the credit agreement and increases the aggregate credit commitments from $200 million to $300 million. A copy of the credit agreement dated August 10, 2015 was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 12, 2015.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

Exhibit    Description
10.1    Commitment Amount Increase Request dated May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

Date: May 25, 2016	By:	/s/ Ashish Agrawal
Ashish Agrawal
Vice President, Chief Financial Officer